Exhibit 99.1

Mid-Wisconsin Financial Services, Inc. Reports Improved Financial Results for the Third Quarter and For the Nine Months Ended September 30, 2008

October 23, 2008
Medford, Wisconsin

Mid-Wisconsin Financial Services, Inc. (OTCBB: MWFS.OB), the holding company of Mid-Wisconsin Bank headquartered in Medford, WI, reported net income for the third quarter of 2008 of $291,000 or $.18 per diluted share compared to a net loss of ($365,000) or ($.22) per diluted share for the related quarter of 2007. The 2008 third quarter results were impacted by a positive improvement in the net interest margin which was partially offset by increases in the provision for loan losses and the recording of $273,000 in valuation adjustments of other real estate. Excluding the expenses related to other real estate, expenses increased 2.8% over the third quarter 2007 amounts. The third quarter 2007 net loss was impacted by the recording of a $1.8 million or $1.1 million on an after-tax basis write-down of other real estate values related to the properties formerly owned by the impaired borrower detailed in the 2007 Annual Report on Form 10-K ("Impaired Borrower").

Net income earned for the nine months ended September 30, 2008 was $1,194,000 or $.73 per diluted share. This compares with net income of $667,000 or $.41 per diluted share earned in the related 2007 period. Return on average assets
(ROA) for the first nine months of 2008 was .34% compared to .19% in 2007. Return on equity (ROE) for 2008 was 4.52% versus 2.60% for 2007. The 2008 results were favorably impacted by an improvement in the net interest margin and by a tax benefit resulting from a favorable Tax Court ruling recorded in the first quarter. These results were partially offset by a higher loan loss provision of $2,265,000 compared with $450,000 recorded in the same period in 2007. The 2008 increased loan loss provision was a result of increases in nonaccrual loans, higher estimated specific losses on impaired loans for the third quarter, and the replenishment of the loan loss reserve for $432,000 of net charge-offs in the third quarter of 2008. The 2007 nine month results were impacted by $2,443,000 of impairment write-downs related to the Impaired Borrower.

Net interest income on a taxable-equivalent basis for the third quarter of 2008 was $4.2 million, which represented an improvement of $161,000 or an increase of 4% compared with the amount recorded in the related 2007 period. The net interest margin percentage was 3.69% in the third quarter of 2008, up from 3.59% in the third quarter of 2007. Average loans in the third quarter of 2008 were $366 million compared with $362 million in the third quarter of 2007. A slowdown in the local economies coupled with an increased focus on loan quality and profitability all impacted loan volume. For the nine months ended September 30, 2008, the net interest income on a taxable-equivalent basis was $12.7 million, an increase of $820,000 or 7% over the related 2007 period. The net interest margin percentage for the first nine months of 2008 was 3.75% compared with 3.59% the previous year. The 2008 net interest margin was positively impacted by lower funding costs, the implementation of improved pricing disciplines, increased levels of commercial loan fees and a reduction in tax preference expense associated with municipal securities. The 2008 margin was also negatively impacted by the increased level of non-accrual loans for which income associated with these loans is not recorded.

Total noninterest expenses decreased $1.5 million, or 10.9% compared to the nine months ended September 2007. Salaries and benefit expense totaled $7.0 million for the nine-month period ended September 30, 2008, an increase of 8% over the related 2007 period expense of $6.5 million. In a comparison of third quarter 2008 and 2007 expenses, personnel expenses slowed to an increase of 3%
between periods.   Health care costs increased $161,000 during the first nine months of 2008 due to higher claims experience which were offset by a reduction in 401(k) expense of $203,000 in the same period comparison. Expenses associated with the carrying costs and write-downs of other real estate were down $2,015,000 to $462,000 in 2008 due to the impairment write-downs in 2007 noted above. Other operating expenses in 2007 included a $100,000 loss on the sale of other real estate.

Net charge-offs during the third quarter of 2008 were $432,000 or .12% of average loans. For the first nine months of 2008, net charge-offs totaled $1,247,000 or .34% of average loans. On a comparable basis net charge-offs for the first nine months of 2007 were $5.0 million of which $4.6 million was related to the Impaired Borrower as previously reported. Excluding this specific amount, net charge-offs were $425,000 during the first nine months of 2007.

Nonaccrual loans were $9.0 million, $7.5 million and $6.5 million at September 30, 2008, June 30, 2008, and September 30, 2007, respectively. The increase is primarily attributable to continued deterioration in commercial real estate and the overall weakness in the local economy. Such weakness has impacted the cash flow of borrowers and resulted in the continued deterioration in the underlying value of the assets supporting the loans. Other real estate totaled $2.3 million and $2.5 million at September 30, 2008 and 2007, respectively. The largest asset in this category is the real estate associated with the former car dealership of the Impaired Borrower. The amounts remaining on the financial statements related to the Impaired Borrower and classified as nonperforming assets were $2.5 million at September 30, 2008 and $2.8 million at June 30, 2008 and December 31, 2007. The decrease in other real estate between periods is attributable to additional write-downs of the properties to fair value.

A favorable Tax Court ruling during the first quarter of 2008 resulted in a tax benefit of $244,000 of previously paid federal taxes for the periods 1999-2006. The interest income received from the Internal Revenue Service relative to the tax benefit was the primary reason for the increase in Other Operating Income of $51,000 in a comparison of nine-month period results.

Mid-Wisconsin Financial Services, Inc., headquartered in Medford, Wisconsin, is the holding company of Mid-Wisconsin Bank which operates fourteen retail banking locations throughout central and northern Wisconsin serving markets in Clark, Eau Claire, Lincoln, Marathon, Oneida, Price, Taylor and Vilas counties. In addition to traditional loan and deposit products, the Bank offers trust, brokerage and private client services through its Wealth Management Services Group.

This press release contains forward-looking statements or comments that are provided to assist in the understanding of anticipated future financial performance. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management's view as of any subsequent date. Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as "may," "expects," "anticipates," "estimates," or "believes." Such statements are subject to important factors that could cause Mid-Wisconsin's actual results to differ materially from those anticipated by the forward-looking statements. These factors include (i) Mid-Wisconsin's exposure to the volatile commercial and residential real estate markets, which could result in increased charge-offs and increases in the allowance for loan losses to compensate for potential losses in its real estate portfolios or further write-downs of other real estate values, (ii) adverse changes in the financial performance and/or condition of Mid-Wisconsin's borrowers, which could impact repayment of such borrowers' outstanding loans, (iii) Mid-Wisconsin's ability to maintain required levels of capital, (iv) fluctuation in Mid-Wisconsin's stock price,
(v) other risks and assumptions described in Mid-Wisconsin's Annual Report on Form 10-K for the year ended December 31, 2007 under the headings "Forward-Looking Statements" and "Risk Factors" which factors are incorporated herein by reference, and (vi) such other factors as may be described in other Mid-Wisconsin filings with the Securities and Exchange Commission ("SEC"), which factors are incorporated herein by reference. Forward-looking estimates and statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this filing. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Mid-Wisconsin's belief as of the date of this press release. Mid-Wisconsin specifically disclaims any obligation to update factors or to publicly announce the result of revisions to any of the forward-looking statements or comments included herein to reflect future events or developments except as required by federal securities law.

Mid-Wisconsin Financial Services, Inc.
Financial Information
(unaudited)
                                                            Three Months Ended                Nine Months Ended
                                                            September   September             September   September
                                                               30,         30,      Percent      30,         30,      Percent
(in thousands)                                                2008        2007       Change     2008        2007       Change
Interest and dividend income:
  Loans, including fees                                      $6,359      $7,271       -13%    $19,557     $21,020         -7%
  Securities
     Taxable                                                    802         717        12%      2,370       2,104         13%
     Tax-exempt                                                 143         201       -29%        458         640        -28%
  Other interest and dividend income                             52          86       -40%        188         276        -32%
Total interest and dividend income                            7,356       8,275       -11%     22,573      24,040         -6%
Interest expense:
  Deposits                                                    2,434       3,390       -28%      7,792       9,942        -22%
  Short-term borrowings                                          37         187       -80%        142         635        -78%
  Long-term borrowings                                          593         573         3%      1,790       1,438         24%
  Subordinated debentures                                       154         154         0%        461         461          0%
Total interest expense                                        3,218       4,304       -25%     10,185      12,476        -18%
Net interest income                                           4,138       3,971         4%     12,388      11,564          7%
Provision for loan losses                                       630         150       320%      2,265         450        403%
Net interest income after provision for loan losses           3,508       3,821        -8%     10,123      11,114         -9%

Non-interest income:
  Service fees                                                  366         332         10%     1,069         988          8%
  Trust service fees                                            285         307         -7%       860         914         -6%
  Investment product commissions                                 89          53         68%       207         211         -2%
  Other operating income                                        261         337        -23%       953         902          6%
Total non-interest income                                     1,001       1,029         -3%     3,089       3,015          2%
Non-interest expenses:
  Salaries and employee benefits                              2,328       2,265          3%     7,049       6,515          8%
  Occupancy                                                     474         505         -6%     1,533       1,457          5%
  Data processing and information systems                       196         187          5%       579         586         -1%
  Operation of other real estate                                337       1,837         NM        462       2,477        -81%
  Legal and professional                                        198         173         14%       558         485         15%
  Other operating expenses                                      627         647         -3%     1,887       2,026         -7%
Total non-interest expenses                                   4,160       5,614        -26%    12,068      13,546        -11%

Income before taxes                                             349        (764)        NM      1,144         583         NM
Provision (benefit) for income taxes                             58        (399)        NM        (50)        (84)        NM
Net income                                                     $291       ($365)        NM     $1,194        $667         NM

PER SHARE DATA
                                                     Three Months Ended          Nine Months Ended
                                                  September     September     September     September
                                                     30,           30,           30,           30,
                                                    2008          2007          2008          2007
Basic earnings (loss) per share                    $0.18        ($0.22)        $0.73         $0.41
Diluted earnings (loss) per share                   0.18         (0.22)         0.73          0.41
Book value per share                               21.64         20.72         21.64         20.72
Dividends per share                                 0.11          0.22          0.44          0.66
Dividend payout ratio                               62.2%        -98.9%         60.6%        162.2%
Average shares outstanding-basic (in 000's)        1,643         1,640         1,642         1,640
Average shares outstanding-diluted (in 000's)      1,643         1,642         1,642         1,642
Stock Price Information:
   High Bid                                       $21.00        $32.00        $24.00        $38.00
   Low Bid                                         18.00         30.00         18.00         30.00
  Bid price at quarter end                         18.00         30.00         18.00         30.00

KEY RATIOS

Return on average assets                            0.24%        -0.30%         0.34%         0.19%
Return on average equity                            3.28%        -4.22%         4.52%         2.60%
Equity to assets                                    7.35%         7.20%         7.42%         7.32%
Net interest margin (FTE)                           3.69%         3.59%         3.75%         3.59%
Efficiency ratio (FTE)                             79.62%       110.40%        76.64%        91.20%
Net charge-offs to average loans                    0.12%         0.06%         0.34%         1.42%
Allowance for loan loss to period-end loans         1.44%         2.04%         1.44%         2.04%

Mid-Wisconsin Financial Services, Inc.
Financial Information
(unaudited)
                                                As of       As of
                                              September   December
                                                 30,         31,     Percent
(in thousands)                                  2008        2007      Change
ASSETS
Cash and due from banks                        $9,791     $15,371      -36%
Interest-bearing deposits                          33          33        0%
Federal funds sold                              1,279       3,180      -60%
Securities                                     82,826      82,551        0%
Loans held for sale                               701       1,168      -40%
Loans                                         361,744     357,988        1%
Allowance for loan losses                      (5,192)     (4,174)      24%
Net loans                                     356,552     353,814        1%
Accrued interest receivable                     2,269       2,474       -8%
Premises and equipment, net                     9,082       9,578       -5%
Goodwill                                          295         295        0%
Other investments - at cost                     2,616       2,616        0%
Other assets                                    9,255       9,279        0%
Total Assets                                 $474,699    $480,359       -1%

LIABILITIES & STOCKHOLDERS' EQUITY
Non-interest-bearing deposits                 $52,930     $47,131       12%
Interest-bearing deposits                     311,317     322,348       -3%
  Total deposits                              364,247     369,479       -1%
Short-term borrowings                           9,267      15,346      -40%
Long-term borrowings                           52,429      46,429       13%
Subordinated debentures                        10,310      10,310        0%
Accrued interest payable                        1,769       2,691      -34%
Accrued expenses and other liabilities          1,119       1,533      -27%
Total liabilities                             439,141     445,788       -1%

Total stockholders' equity                     35,558      34,571        3%
Total Liabilities & Stockholders' Equity     $474,699    $480,359       -1%

Nonaccrual loans                               $9,013      $6,261       44%
Other real estate                              $2,288      $2,352       -3%
Net charge-offs                                $1,247      $5,150       NM

                                               Three Months Ended           Nine Months Ended
                                             September     September     September     September
                                                30,           30,           30,           30,
                                               2008          2007          2008          2007
Margin Analysis
EARNING ASSETS
  Loans (FTE)                                  6.93%         7.98%         7.24%         7.95%
  Investment securities:
    Taxable                                    4.77%         4.71%         4.82%         4.71%
    Tax-exempt (FTE)                           6.16%         5.67%         6.30%         5.77%
    Other                                      2.27%         5.49%         2.67%         5.54%
  Total interest-earning assets                6.50%         7.41%         6.77%         7.37%

INTEREST-BEARING LIABILITIES
  Interest-bearing demand                      0.79%         1.89%         0.89%         2.06%
  Savings deposits                             1.85%         3.39%         1.98%         3.33%
  Time deposits                                4.00%         4.96%         4.32%         4.95%
Short-term borrowings                          1.37%         4.37%         1.65%         4.68%
Long-term borrowings                           4.50%         4.90%         4.59%         4.68%
Subordinated debentures                        5.93%         5.98%         5.98%         5.98%
Total interest-bearing liabilities             3.28%         4.35%         3.49%         4.33%

Net Interest rate spread (FTE)                 3.22%         3.06%         3.28%         3.04%
Net interest rate margin (FTE)                 3.69%         3.59%         3.75%         3.59%

Average Balance Sheet (in thousands)
Loans                                      $365,879      $362,062      $361,466      $354,258
Deposits                                    367,905       363,838       363,186       359,937
Assets                                      479,973       477,409       475,786       468,869
Stockholders' equity                         35,274        34,354        35,280        34,314